UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      September 5, 2014

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2014, the Board of Directors of Coach, Inc. (“Coach” or the “Company”) appointed Gebhard Rainer, age 52, President and Chief Operating Officer of the Company, effective September 29, 2014.  Mr. Rainer joins Coach from Hyatt Hotels Corporation (“Hyatt”), where he was Executive Vice President and Chief Financial Officer, a position he had held since August 2012. Prior to this position, Mr. Rainer held successively senior roles with Hyatt, having joined the company in 1988, including Managing Director for Hyatt International Europe, Africa and Middle East (EAME) LLC from January 2007 to August 2012, where he oversaw all aspects of Hyatt's business in the region.

Under the terms of his offer letter (the “Offer Letter”), Mr. Rainer will receive an initial base salary of $750,000 per year, with a target bonus opportunity pursuant to Coach’s Performance-Based Annual Incentive Plan equal to 100% of his base salary actually paid during each fiscal year (with payment ranging from 0 – 200% of target subject to performance). The actual amount of this bonus will be based on Coach’s attaining pre-set financial or other operating criteria determined by Coach’s Board of Directors in accordance with the terms of the Performance-Based Annual Incentive Plan. All of his salary and bonuses are subject to his continued employment with the Company through the time that such salary and bonuses would normally be paid. Further, all performance-based compensation paid to Mr. Rainer is subject to Coach’s incentive repayment policy applicable in the event of a material restatement of the Company’s financial results.

Mr. Rainer will receive an annual equity grant of $1,500,000; one-third of the value will be in performance restricted stock units (“PRSUs”) (at target), one-third of the value will be in the form of stock options (using the Black-Scholes valuation model), and one-third of that value will be in the form of restricted stock units (“RSUs”). The PRSUs and RSUs are eligible to cliff vest on the third anniversary of the Grant Date, with the number of PRSUs vesting varying from 0 – 170% of target subject to the performance conditions set forth in the grant agreement, which are expected to be based on Coach’s fiscal year 2015 – 2017 long-range plan. The options will become exercisable in equal installments on the first, second and third anniversaries of the Grant Date. All equity vestings are subject to Mr. Rainer’s continued employment with the Company.

Primarily in consideration of certain compensation and benefits Mr. Rainer will forfeit in connection with his departure from Hyatt and pursuant to the terms of his Offer Letter, Mr. Rainer will receive a one-time, sign-on package valued at $1,500,000; $500,000 of which will be payable in cash. Mr. Rainer will receive the remaining value of the sign-on package as a grant of PRSUs valued at $1,000,000 (at target) on the date of grant. These units will be eligible to vest, and convert into shares of Coach common stock, on the third anniversary of the grant date, with the number of PRSUs vesting varying from 0 – 170% of target subject to the performance conditions set forth in the grant agreement (which will be the same performance conditions as Mr. Rainer’s annual PRSU award), subject to Mr. Rainer’s continued employment with the Company.

The foregoing does not constitute a complete summary of the terms of the Offer Letter, which will be filed as an exhibit to Coach’s next quarterly report on Form 10-Q.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is being furnished herewith:

99.1                  Text of Press Release, dated September 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	September 9, 2014

COACH, INC.

		By:	/s/ Todd Kahn
Todd Kahn
Global Corporate Affairs Officer,
General Counsel & Secretary

EXHIBIT INDEX

99.1	Text of Press Release, dated September 9, 2014